Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Amendment”) is made as of September 25, 2015, by and among Edgewell Personal Care Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) incorporated under the laws of the Netherlands (the “Borrower”), Edgewell Personal Care Company (formerly known as Energizer Holdings, Inc.), a Missouri corporation (the “Parent”), the institutions listed on the signature pages hereto and the Bank of Tokyo-Mitsubishi UFJ, Ltd., as the administrative agent for the “Lenders” referred to below (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the “Credit Agreement” referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower is a party to that certain Credit Agreement, dated as of June 12, 2015, among the Borrower, the Parent, the financial institutions from time to time parties thereto (the “Lenders”) and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Parent, the Lenders and the Administrative Agent have agreed to the following amendments to the Credit Agreement.

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, as of the date hereof:

(a) Section 1.01 of the Credit Agreement is hereby amended to (i) amend and restate the definition of “Parent Credit Agreement” and “Parent Credit Agreement Subsidiary Guarantor” therein in their entirety as follows and (ii) to add the definition of “Parent Credit Agreement Subsidiary Borrower” appearing below in its appropriate alphabetical order therein:

“Parent Credit Agreement” means (i) prior to the Spin-Off Date, that certain Amended and Restated Credit Agreement, dated as of May 6, 2011, among the Parent, the institutions from time to time parties thereto as lenders, and JPMorgan Chase Bank, N.A., as the same may be amended, restated, supplemented, modified, extended, or refinanced or replaced, from time to time prior to the Spin-Off Date in a manner that is not materially adverse to the interests of the Lenders, and (ii) from and after the Spin-Off Date, that certain Credit Agreement, dated as of June 1, 2015 (and with an effective date to be on or about the Spin-Off Date), among the Parent, as borrower, the Parent Credit Agreement Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders, and JPMorgan Chase Bank, N.A., as the administrative agent, as the same may be amended, restated, supplemented, modified, extended, or refinanced or replaced, from time to time in a manner that is not materially adverse to the interests of the Lenders. Each reference herein to the Parent Credit Agreement shall mean the applicable Parent Credit Agreement.

“Parent Credit Agreement Subsidiary Borrower” means each Domestic Subsidiary of the Parent party to the Parent Credit Agreement as a “Subsidiary Borrower” thereunder from time to time.

“Parent Credit Agreement Subsidiary Guarantor” means each Subsidiary of the Parent that guaranties the obligations of the Parent and the Parent Credit Agreement Subsidiary Borrowers under the Parent Credit Agreement.

(b) The definition of “Material Domestic Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the words “each consolidated Subsidiary (other than any SPV) of the Parent” with the words “(i) each Parent Credit Agreement Subsidiary Borrower and (ii) each other consolidated Subsidiary (other than any SPV) of the Parent”.

(c) The first sentence of Section 2.02(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of €100,000 and not less than €100,000.

(d) Section 6.01(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b) Indebtedness in respect of (i) the Parent Credit Agreement Subsidiary Borrowers under the Parent Credit Agreement or (ii) guaranties executed by any Parent Credit Agreement Subsidiary Guarantor with respect to any Indebtedness of the Parent or the Parent Credit Agreement Subsidiary Borrowers under the Parent Credit Agreement, provided such Indebtedness is not incurred by the Parent or Parent Credit Agreement Subsidiary Borrowers in violation of this Agreement.

(e) Section 6.04(f) of the Credit Agreement is hereby amended in its entirety to read as follows:

(f) Investments in any consolidated Subsidiaries (other than joint ventures) or the Parent;

(f) Clause (v) of Section 6.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

(v) Contingent Obligations of Subsidiaries which are guarantors under a guaranty of the Indebtedness of the Parent or the Parent Credit Agreement Subsidiary Borrowers evidenced by the Parent Credit Agreement or any Permitted Financing Facility or, prior to the Spin-Off Date, the Term Loan Credit Agreement;

(g) The proviso in Section 6.06(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b) provided, however, that nothing in this clause (b) shall prevent the Parent or any Subsidiary from enforcing its rights against a seller following a default in such seller’s obligations under any such agreement;

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:

(a) the Administrative Agent shall have received executed copies of this Amendment from the Administrative Agent, the Borrower, the Parent and the Required Lenders;

(b) the Administrative Agent shall be reasonably satisfied that Omnibus Amendment No. 1 to the Parent Credit Agreement shall become effective substantially concurrently with the effectiveness hereof; and

(c) the Administrative Agent shall have received payment and/or reimbursement of all of the fees and expenses (including, to the extent invoiced, reasonable attorneys’ fees and expenses of counsel) due or payable to the Administrative Agent or its affiliates pursuant to Section 8 of this Amendment or Section 9.03 of the Credit Agreement.

3. Representations and Warranties of the Loan Parties. Each of the Borrower and the Parent (each, a “Loan Party”) hereby represents and warrants as follows:

(a) It has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as modified hereby). The execution and delivery by it of this Amendment and the performance of its obligations hereunder and under the Credit Agreement (as modified hereby), have been duly authorized by proper proceedings, and this Amendment and the Credit Agreement (as modified hereby) constitute legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, including concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether enforcement is sought by proceedings in equity or at law).

(b) The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement (as modified hereby) do not and will not (i) conflict with the certificate or articles of incorporation or by-laws (or equivalent constituent documents) of such Loan Party, (ii) constitute a tortious interference with any Financing Facility or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Financing Facility, or require termination of any Financing Facility, (iii) constitute a tortious interference with any Contractual Obligation (other than the Financing Facilities) of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower, the Parent or any of its Subsidiaries, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower, the Parent or any of its Subsidiaries, other than Liens permitted or created by the Loan Documents, or (v) require any approval of the Borrower’s, the Parent’s or any of its Subsidiaries’ Board of Directors (or equivalent governing body) or shareholders, as applicable, except such as have been obtained.

(c) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Article III of the Credit Agreement (as modified hereby) and in Section 2 of the Parent Guaranty are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

4. Reference to and Effect on the Credit Agreement and Loan Documents.

(a) Upon the effectiveness of this Amendment, each reference to the “Credit Agreement” in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement, as modified hereby. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

(b) Each Loan Party (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such Loan Party arising under or pursuant to the Credit Agreement, the Parent Guaranty or the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement, the Parent Guaranty and each and every other Loan Document to which it is a party and (iii) acknowledges and agrees that, except as specifically modified above, the Credit Agreement, the Parent Guaranty and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any modification of any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by means of facsimile or e-mail transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8. Costs and Expenses. Subject to the limitations set forth in Section 9.03(a) of the Credit Agreement, the Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys’ fees and expenses charged to the Administrative Agent) incurred by the Administrative Agent and the Lenders in connection with the preparation, arrangement, execution and enforcement of this Amendment.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

EDGEWELL PERSONAL CARE NETHERLANDS B.V. as the Borrower

By:
Name:
Title:

EDGEWELL PERSONAL CARE COMPANY (formerly known as Energizer Holdings, Inc.) as the Parent

By:
Name:
Title:

Signature Page to Amendment No. 1

to Dutch Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent and as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 1

to Dutch Credit Agreement